                                                                    EXHIBIT 5(c)

                                AMENDMENT NO. 1
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of __________, 1998, amends the Master Investment Advisory Agreement (the "Agreement"), dated February 28, 1997, between Short-Term Investments Trust, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation. Terms not otherwise defined herein shall have the meanings ascribed them in the Agreement.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to add a new portfolio, namely the Government Agency Portfolio;

         NOW, THEREFORE, the parties agree as follows:

1) Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "APPENDIX A
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT
                                       OF
                          SHORT-TERM INVESTMENTS TRUST


         The Company shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered and all facilities furnished hereunder, a management fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                               TREASURY PORTFOLIO

NET ASSETS                                                                                                  ANNUAL RATE
----------                                                                                                  -----------
First $300 million  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    0.15%
Over $300 million up to and including $1.5 billion  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    0.06%
Over $1.5 billion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    0.05%

                        TREASURY TAXADVANTAGE PORTFOLIO

NET ASSETS                                                                                                  ANNUAL RATE
----------                                                                                                  -----------
First $250 million  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    0.20%
Over $250 million up to and including $500 million  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    0.15%
Over $500 million . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    0.10%

                          GOVERNMENT AGENCY PORTFOLIO

NET ASSETS                                                                                                  ANNUAL RATE
----------                                                                                                  -----------
All net assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    0.10%"

2) Notwithstanding anything in the Agreement to the contrary, the terms and conditions described in Paragraph 10 of the Agreement shall not apply to the Government Agency Portfolio of the Company.

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:                    , 1998
      --------------------

                                          SHORT-TERM INVESTMENTS TRUST


Attest:                                   By:
       ---------------------------           ---------------------------------
          Assistant Secretary                             President

(SEAL)

                                          A I M ADVISORS, INC.



Attest:                                   By:
       ---------------------------           ---------------------------------
          Assistant Secretary                             President

(SEAL)





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